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                                  Memorandum



                         Nuveen Unit Trusts, Series 28
                              File No. 333-70129

     The Prospectus and the Indenture filed with Amendment No. 2 of the Registration Statement on Form S-6 have been revised to reflect information regarding the deposit of securities on January 15, 1999 and to set forth certain data based thereon. In addition, there are a number of other changes from the Prospectus as originally filed to which reference is made, including the change in the size of the Fund, a corresponding change in the number of Units and a change in the trust constituting the Fund.

     An effort has been made to set forth below certain of the changes and also to reflect all changes by marking the Prospectus submitted with the Amendment.

                                   Form S-6

     Facing Sheet. The file number, effective date and 487 election is now provided.

                                The Prospectus

     Part A - Page 1. The date of the prospectus and the date of Part B of the Prospectus has been updated.

     Part A - Pages 2-3. The "Trust Summary and Financial Highlight" section, including applicable footnotes, has been updated.

     Part A - Pages 4-9. The securities selected for the Trusts, descriptions of the issuers and Schedules of Investments have been updated.

     Part A - Page 11. The period over which the deferred sales charge will be collected has been updated.

     Part A - Page 13. The footnotes to the portfolios have been updated.

     Part A - Page 14. The Statements of Condition and the related footnotes have been updated.

     Part A - Page 15. The Report of Independent Public Accountants has been updated.

          Page B - Page 1. The date of Part B of the Prospectus has been updated.

          Page B - Pages 8-12. The "Tax Status" section has been updated.

          Page B - Back Cover. The date of Part B of the Prospectus has been updated.

          Information Supplement. The date of the supplement and the series number have been updated.

                              Chapman and Cutler

Chicago, Illinois
January 15, 1999